UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2008

CHIQUITA BRANDS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

New Jersey	1-1550	04-1923360
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 East Fifth Street, Cincinnati, Ohio 45202

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (513) 784-8000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On February 19, 2008, Chiquita Brands International, Inc. issued a press release to report fourth quarter and full-year 2007 results and related matters. The text of the press release is furnished as Exhibit 99.1 to this Form 8-K. Pursuant to the rules and regulations of the Securities and Exchange Commission, the exhibit and the information set forth therein and herein are furnished to the Commission and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement pursuant to the Securities Act of 1933, as amended.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

As previously announced, effective upon the filing of the Annual Report on Form 10-K for the year ended December 31, 2007, Brian W. Kocher will cease to be Chief Accounting Officer. On February 14, 2008, the Board of Directors appointed Brian Donnan, currently Vice President and Controller, to become Chief Accounting Officer at that time.

Brian Donnan (age 59) has been Vice President and Controller of the company since October 2007. Prior to that, he had served as Senior Vice President and Controller of Fresh International Corp. since July 2003 and as Vice President and Controller of Fresh International since 1999. Fresh International, which owns Fresh Express Incorporated, was a subsidiary of Performance Food Group, Inc., a marketer and distributor of private label food and food-related products, until its acquisition by the company in June 2005.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1 Press Release dated February 19, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 19, 2008	CHIQUITA BRANDS INTERNATIONAL, INC.

	By:	/s/ Brian W. Kocher
Brian W. Kocher
President, North America and Chief Accounting Officer